EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the California Resources Corporation Long-Term Incentive Plan, as amended, of references to our name and to our letter dated February 13, 2019, relating to our audit of California Resources Corporation’s 2018 oil and gas proved reserves, included in California Resources Corporation’s Form 10-K (001-36478), filed with the Securities and Exchange Commission on February 27, 2019.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
May 9, 2019